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                                                                     EXHIBIT 4.1

    NUMBER                                                            SHARES
     040

                       HARTMAN COMMERCIAL PROPERTIES REIT

                      A Texas Real Estate Investment Trust

This Certifies that _________________________________ is the registered holder of ____________ Common Shares of Beneficial Interest of the fully paid and non-assessable shares of the Capital Stock of HARTMAN COMMERCIAL PROPERTIES REIT transferable only on the books of the Trust by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

        In Witness Whereof, the said Trust has caused this Certificate to be signed by its duly authorized officers and and its Corporate Seal to be hereunto affixed this _______ day of __________, A.D., _______.


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President                                           Secretary